Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Return Optimization Securities linked to an Equally Weighted Basket of Selected Equity Securities due February 27, 2015	$2,403,370.00	$309.55

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated January 10, 2013)

UBS AG $2,403,370 Return Optimization Securities

Linked to an Equally Weighted Basket of Selected Equity Securities due February 27, 2015

Investment Description

UBS AG Return Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “Issuer”) linked to the performance of an equally weighted basket (the “underlying basket”) of selected equity securities (each, a “basket equity”). If the basket return is positive, UBS will repay your principal amount at maturity plus pay a return equal to 3.0 times the basket return, up to the maximum gain of 13.30%. If the basket return is zero, UBS will repay the full principal amount at maturity. However, if the basket return is negative, you will be exposed to the underlying basket’s decline from the trade date to the final valuation date and UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss on your investment that is proportionate to the negative basket return. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Enhanced Growth Potential: At maturity, the Securities enhance any positive basket return up to the maximum gain. If the basket return is negative, investors will be exposed to the negative basket return at maturity.

❑

Full Downside Market Exposure at Maturity: You will be exposed to any decline in the underlying basket from the trade date to the final valuation date. If the basket return is negative, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss to investors that is proportionate to the negative basket return. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date*	January 28, 2014
Settlement Date*	January 31, 2014
Final Valuation Date	February 23, 2015
Maturity Date	February 27, 2015

*	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Final Valuation Date” under “General Terms of the Securities” in the Return Optimization Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-15 OF THE RETURN OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE SECURITIES.

Security Offering

These terms relate to Return Optimization Securities linked to an equally weighted basket of selected equity securities. The basket equities are listed on page 4, and described in more detail beginning on page 10 of this pricing supplement. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security.” The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Underlying Basket	Weighting of Each Basket Equity	Maximum Gain	Maximum Payment at Maturity per Security	Initial Basket Level	CUSIP	ISIN
An Equally Weighted Basket of Selected Equity Securities	1/17	13.30%	$11.33	100.00	90271T273	US90271T2731

The estimated initial value of the Securities as of the trade date is $9.650 for Securities linked to an equally weighted basket of selected equity securities. The estimated initial value of the Securities was determined as of the close of relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this pricing supplement.

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Return Optimization Securities (“ROS”) product supplement relating to the Securities, dated January 10, 2013, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, the ROS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.20	$9.80
Total	$2,403,370.00	$48,067.40	$2,355,302.60

UBS Financial Services Inc. Pricing Supplement dated January 28, 2014	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the ROS product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Return Optimization Securities dated January 10, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000119312513009048/d464877d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, “Securities” refer to the Return Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the “ROS product supplement” mean the UBS product supplement, dated January 10, 2013, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as a hypothetical investment in the underlying basket.

♦	You believe the underlying basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the maximum gain indicated on the cover hereof.

♦	You understand and accept that your potential return is limited to the maximum gain and you are willing to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You do not seek current income from your investment and are willing to forgo dividends paid on the basket equities.

♦	You are willing to hold the Securities to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that has the same downside market risk as a hypothetical investment in the underlying basket.

♦

You believe that the level of the underlying basket will decline during the term of the Securities and is likely to close below the initial basket level on the final valuation date, or you believe the underlying basket will appreciate over the term of the Securities by more than the maximum gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You seek current income from this investment or prefer to receive the dividends paid on the basket equities.

♦	You are unable or unwilling to hold the Securities to maturity, a term of approximately 13 months, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 5 of this pricing supplement and the more detailed “Risk Factors” beginning on PS-15 of the ROS product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 13 months.
Maximum Gain	13.30%.
Multiplier	3.0
Underlying Basket	The Securities are linked to an equally weighted basket consisting of the following equity securities (each a “Basket Equity”):
	Basket Equity	Bloomberg Symbol	Initial Equity Price
	Agilent Technologies, Inc.	A	$58.10
	Autodesk, Inc.	ADSK	$51.24
	Applied Materials, Inc.	AMAT	$16.75
	The Boeing Company	BA	$137.09
	Check Point Software Technologies Ltd.	CHKP	$65.93
	Cisco Systems, Inc.	CSCO	$21.75
	E. I. du Pont de Nemours and Company	DD	$59.57
	Danaher Corporation	DHR	$75.21
	Emerson Electric Co.	EMR	$66.34
	Intel Corporation	INTC	$24.90
	Ingersoll-Rand plc	IR	$59.08
	JPMorgan Chase & Co.	JPM	$55.74
	Oracle Corporation	ORCL	$37.10
	The PNC Financial Services Group, Inc.	PNC	$81.24
	SBA Communications Corporation	SBAC	$89.93
	Tyco International Ltd.	TYC	$39.95
	United Technologies Corporation	UTX	$113.86
Weighting of Each Basket Equity	1/17
Payment at Maturity (per Security)

If the basket return is positive, UBS will pay you an amount in cash equal to:

$10.00 + ($10.00 × the lesser of (3.0 × Basket Return) and (Maximum Gain))

If the basket return is zero, UBS will pay you an amount in cash equal to your principal amount:

$10.00

If the basket return is negative, UBS will pay you an amount that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative basket return:

$10.00 + ($10.00 x Basket Return)

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	100
Final Basket Level

The basket closing level on the final valuation date. On the final valuation date, the basket closing level will be calculated as follows:

100 × [1 + (the sum of each basket equity return multiplied by its weighting)]

Basket Equity Return	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:
	Final Equity Price – Initial Equity Price Initial Equity Price
Initial Equity Price	With respect to each basket equity, the closing price for such basket equity on the trade date, as determined by the calculation agent.
Final Equity Price	With respect to each basket equity, the closing price for such basket equity on the final valuation date, as determined by the calculation agent.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the ROS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

Risk of loss — The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities at maturity. You will be exposed to any decline in the underlying basket from the initial basket level to the final basket level. Therefore, if the basket return is negative, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying basket from the trade date to the final valuation date. You could lose some or all of your investment at maturity.

♦

The multiplier applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the multiplier or the Securities and the return you realize may be less than 3.0 times the underlying basket’s return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the multiplier and earn the potential maximum return from UBS only if you hold your Securities to maturity.

♦

Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain, and your return on the Securities may be less than it would be in a direct investment in the underlying basket or the basket equities.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The price of any basket equity can rise or fall sharply due to factors specific to that basket equity or the issuer of such basket equity. These factors may include stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the basket equity issuers with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and the application of our internal funding rate. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the basket equities, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying basket, the prices of the basket equities; the volatility of the basket equities; the dividend rate paid on the basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Changes in closing prices of the basket equities may offset each other — The Securities are linked to an equally weighted basket of selected equity securities. Changes in the value of the basket equities may not correlate with each other. For instance, while the final equity price of one or more of the basket equities may increase relative to the corresponding initial equity price(s), the final equity price of one or more of the other basket equities may not increase by the same amount or may even decline. Therefore, in calculating the final basket level, increases in the price of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the price of one or more of the other basket equities. In addition, a high correlation between the basket equities of movements in the prices of the basket equities during periods of negative returns could have an adverse effect on the payment at maturity on the Securities.

♦

Owning the Securities is not the same as owning the basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the basket equities may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying basket will rise or fall. There can be no assurance that the level of the underlying basket will rise above the initial basket level. The final basket level of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risks of owning equities in general and the basket equities in particular, and the risk of losing some or all of your initial investment.

♦

There is no affiliation between UBS and the issuers of the basket equities, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with the issuers of the basket equities. However, we and our affiliates may currently or from time to time in the future engage in business with the issuers of the basket equities. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the basket equities or the issuers of the basket equities. You, as an investor in the Securities, should make your own investigation into the basket equities or the issuers of the basket equities. The issuers of the basket equities are not involved in the Securities offered hereby in any way and have no obligation of any sort with respect to your Securities. The issuers of the basket equities have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting a basket equity, the calculation agent may make adjustments to the initial equity price of the affected basket equity. However, the calculation agent will not make an adjustment in response to all events that could affect a basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the product supplement as necessary to achieve an equitable result. If the issuer of a basket equity becomes subject to (i) a corporate event whereby the basket equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” and “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Stock”. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

Risks associated with non-U.S. Companies — An investment in the Securities linked to the value of non-U.S. companies, such as the ordinary shares of Check Point Software Technologies Ltd. (“Check Point”), which are issued by an Israeli issuer, the ordinary shares of Ingersoll-Rand PLC (“Ingersoll”), which are issued by an Irish issuer, and the common shares of Tyco International Ltd. (“Tyco”), which are issued by a Swiss issuer, involves risks associated with the home country of such non-U.S. company. The prices of the shares of Check Point, Ingersoll and Tyco may be affected by political, economic, financial and social factors in their respective home countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the basket equities and/or over-the-counter options, futures or other instruments with return linked to the performance of the basket equities, may adversely affect the market prices of the basket equities and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the basket equities, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the amount you receive at maturity of the Securities. The calculation agent may postpone the trade date or final valuation date (with corresponding postponements to the settlement date and maturity date) if a market disruption event occurs and is continuing on such date. As UBS determines the economic terms of the Securities, including the maximum gain, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 45.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and table below illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for the Securities are specified on the first page of this pricing supplement; amounts may have been rounded for ease of analysis):

Investment Term:	Approximately 13 months
Basket Starting Level:	100
Multiplier:	3.00
Maximum Gain:	12.25%
Range of Underlying Basket Performance:*	40% to -75%

*	The underlying basket performance range is provided for illustrative purposes only. The actual basket return may be below -75% and you therefore may lose up to 100% of your investment in the Securities.

Final Basket Level	Basket Return*	Payment at Maturity	Security Total Return at Maturity
140.000	40.00%	$11.225	12.25%
135.000	35.00%	$11.225	12.25%
130.000	30.00%	$11.225	12.25%
125.000	25.00%	$11.225	12.25%
120.000	20.00%	$11.225	12.25%
115.000	15.00%	$11.225	12.25%
109.000	9.00%	$11.225	12.25%
104.083	4.08%	$11.225	12.25%
103.000	3.00%	$10.900	9.00%
102.000	2.00%	$10.600	6.00%
100.000	0.00%	$10.00	0.00%
95.000	-5.00%	$9.50	-5.00%
90.000	-10.00%	$9.00	-10.00%
85.000	-15.00%	$8.50	-15.00%
80.000	-20.00%	$8.00	-20.00%
75.000	-25.00%	$7.50	-25.00%
65.000	-35.00%	$6.50	-35.00%
55.000	-45.00%	$5.50	-45.00%
45.000	-55.00%	$4.50	-55.00%
35.000	-65.00%	$3.50	-65.00%
25.000	-75.00%	$2.50	-75.00%

*	The basket return excludes any cash dividend payments on the basket equities.

Example 1 — On the final valuation date, the underlying basket closes 3% above the initial basket level. Since the basket return is 3%, UBS will pay you 3.00 × the basket return, or a 9% total return, and the payment at maturity per $10.00 principal amount of the Securities will be calculated as follows:

$10.00 + ($10.00 × 3.00 × 3%) = $10.00 + $0.90 = $10.90

Example 2 — On the final valuation date, the underlying basket closes 35% above the initial basket level. Since 3.00 × the basket return of 35% is more than the maximum gain of 12.25%, UBS will pay you the maximum gain of 12.25%, and the payment at maturity is equal to $11.225 per Security.

Example 3 — On the final valuation date, the final basket level is equal to the initial basket level. Since the basket return is 0%, UBS will repay the full principal amount and the payment at maturity is equal to $10.00 per Security.

Example 4 — On the final valuation date, the underlying basket closes 45% below the initial basket level. Since the basket return is -45%, UBS will pay you less than the full principal amount and the payment at maturity per Security is as follows:

$10.00 + ($10.00 x -45%) = $5.50

Accordingly, if the final basket level is below the initial basket level, UBS will pay you less than the full principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative basket return. You may lose up to 100% of your principal.

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equities. UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2010, 2011, 2012 and 2013. Partial data is provided for the first calendar quarter of 2014. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Agilent Technologies, Inc.

According to publicly available information, Agilent Technologies, Inc. (“Agilent”) is a measurement company providing bio-analytical and electronic measurement solutions to the life sciences, diagnostics and genomics, chemical analysis, communications and electronics industries. Agilent has three business segments: the life sciences and diagnostics business, the chemical analysis business and the electronic measurement business. Agilent’s life sciences and diagnostics business focuses on the pharmaceutical, academic and government, bio-agriculture, food safety, clinical markets, biotechnology and contract research organization industries. Agilent’s chemical analysis business focuses on the petrochemical, environmental, forensics and food safety industries. Agilent’s electronic measurement business addresses the communications, electronics and other industries. In addition to its three businesses, Agilent conducts centralized manufacturing and order fulfillment through Agilent Order Fulfillment as well as research through Agilent Technologies Laboratories. Information filed by Agilent with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15405 or its CIK Code: 0001090872. Agilent’s website is http://www.agilent.com. Agilent’s common stock is listed on the New York Stock Exchange under the ticker symbol “A.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Agilent’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Agilent’s common stock on January 28, 2014 was $58.10. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$34.62	$28.03	$34.39
4/1/2010	6/30/2010	$37.23	$28.43	$28.43
7/1/2010	9/30/2010	$33.37	$26.97	$33.37
10/1/2010	12/31/2010	$41.92	$32.59	$41.43
1/3/2011	3/31/2011	$46.75	$40.45	$44.78
4/1/2011	6/30/2011	$52.58	$44.83	$51.11
7/1/2011	9/30/2011	$52.38	$30.50	$31.25
10/3/2011	12/30/2011	$40.89	$29.40	$34.93
1/3/2012	3/30/2012	$45.86	$36.19	$44.51
4/2/2012	6/30/2012	$44.87	$37.66	$39.24
7/2/2012	9/28/2012	$40.80	$35.61	$38.45
10/1/2012	12/31/2012	$41.39	$35.51	$40.94
1/2/2013	3/29/2013	$45.29	$40.97	$41.97
4/1/2013	6/28/2013	$46.75	$40.52	$42.76
7/1/2013	9/30/2013	$52.15	$43.09	$51.25
10/1/2013	12/31/2013	$57.89	$49.95	$57.19
1/2/2014*	1/28/2014*	$60.93	$56.21	$58.10

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Agilent’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Autodesk, Inc.

According to publicly available information, Autodesk, Inc. (“Autodesk”) is a design software and services company, offering customers productive business solutions through technology products and services. Autodesk serves customers in the architecture, engineering and construction industry; manufacturing industry; and digital media, consumer and entertainment industries. Autodesk’s software products are sold globally, both directly to customers and through a network of resellers and distributors. Autodesk is organized into four reportable operating segments: Platform Solutions and Emerging Business (“PSEB”), Architecture, Engineering and Construction (“AEC”), Manufacturing (“MFG”) and Media and Entertainment (“M&E”). Autodesk’s PSEB segment includes its design product, AutoCAD, which is a platform product that underpins the design product offerings for the industries it serves. Autodesk’s AEC segment includes technology for building information modeling (“BIM”), AutoCAD-based design and documentation productivity software, sustainable design analysis applications and collaboration and project management solutions. Its MFG segment provides manufacturers in automotive and transportation, industrial machinery, consumer products and building products with comprehensive digital prototyping solutions. Autodesk’s M&E segment is comprised of two product groups: Animation and Creative Finishing. Animation products are sold as software only and provide tools for digital sculpting, modeling, animation, effects, rendering and compositing for design visualization, visual effects and games production. Creative Finishing products provide editing, finishing and visual effects design and color grading. Information filed by Autodesk with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-14338, or its CIK Code: 0000769397. Autodesk’s website is http://www.autodesk.com. Autodesk’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “ADSK.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Autodesk’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Autodesk’s common stock on January 28, 2014 was $51.24. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$29.71	$22.95	$29.42
4/1/2010	6/30/2010	$34.89	$24.36	$24.36
7/1/2010	9/30/2010	$33.44	$24.05	$31.97
10/1/2010	12/31/2010	$39.65	$31.38	$38.20
1/3/2011	3/31/2011	$44.11	$38.47	$44.11
4/1/2011	6/30/2011	$45.99	$35.69	$38.60
7/1/2011	9/30/2011	$40.39	$23.41	$27.78
10/3/2011	12/30/2011	$35.83	$25.45	$30.33
1/3/2012	3/30/2012	$42.37	$30.21	$42.32
4/2/2012	6/30/2012	$42.39	$30.26	$34.99
7/2/2012	9/28/2012	$35.71	$30.13	$33.37
10/1/2012	12/31/2012	$36.00	$30.44	$35.35
1/2/2013	3/29/2013	$41.40	$36.10	$41.24
4/1/2013	6/28/2013	$39.98	$33.48	$33.94
7/1/2013	9/30/2013	$41.94	$33.49	$41.17
10/1/2013	12/31/2013	$50.33	$39.50	$50.33
1/2/2014*	1/28/2014*	$53.60	$48.55	$51.24

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Autodesk’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Applied Materials, Inc.

According to publicly available information, Applied Materials, Inc. (‘‘Applied Materials’’) provides manufacturing equipment, services and software to the global semiconductor, flat panel display, solar photovoltaic (PV) and related industries. Applied Materials’ customers include manufacturers of semiconductor wafers and chips, flat panel liquid crystal displays (LCDs), solar PV cells and modules, and other electronic devices. It operates in four segments: Silicon Systems Group, Applied Global Services, Display and Energy and Environmental Solutions. The Silicon Systems Group segment develops, manufactures and sells a range of manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits. The Applied Global Services segment provides products and services to enhance performance of fab operations of semiconductor, LCDs, and solar PV cell manufacturers. The Display segment designs, manufactures and sells equipment to fabricate thin film transistor LCDs for televisions, personal computers (PCs), tablet PCs, smartphones, and other consumer-oriented electronic applications. The Energy and Environmental Solutions segment includes manufacturing products for the generation and conservation of energy. Information filed by Applied Materials with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06920, or its CIK Code: 0000006951. Applied Materials’ website is http://www.appliedmaterials.com. Applied Materials’ common stock is listed on the NASDAQ Global Select Market under the ticker symbol ‘‘AMAT.’’

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Applied Materials’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Applied Materials’s common stock on January 28, 2014 was $16.75. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$14.87	$11.77	$13.48
4/1/2010	6/30/2010	$14.47	$12.02	$12.02
7/1/2010	9/30/2010	$12.61	$10.39	$11.68
10/1/2010	12/31/2010	$14.13	$11.49	$14.05
1/3/2011	3/31/2011	$16.85	$13.76	$15.62
4/1/2011	6/30/2011	$15.92	$12.40	$13.01
7/1/2011	9/30/2011	$13.44	$10.35	$10.35
10/3/2011	12/30/2011	$12.73	$ 9.85	$10.71
1/3/2012	3/30/2012	$13.21	$10.70	$12.44
4/2/2012	6/30/2012	$12.50	$10.00	$11.46
7/2/2012	9/28/2012	$12.05	$10.37	$11.17
10/1/2012	12/31/2012	$11.50	$10.15	$11.44
1/2/2013	3/29/2013	$13.89	$11.50	$13.48
4/1/2013	6/28/2013	$15.97	$12.92	$14.91
7/1/2013	9/30/2013	$17.83	$14.82	$17.54
10/1/2013	12/31/2013	$18.10	$16.50	$17.69
1/2/2014*	1/28/2014*	$17.93	$16.72	$16.75

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Applied Materials’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

The Boeing Company

According to publicly available information, The Boeing Company (“Boeing”) is involved in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight and launch systems and services. Boeing operates five principal segments: Commercial Airplanes; Boeing Military Aircraft; Network & Space Systems; Global Services & Support; and Boeing Capital Corporation. Boeing’s Commercial Airplanes segment develops, produces and markets commercial jet aircraft and provides related support services, principally to the commercial airline industry worldwide. Boeing’s Military Aircraft segment is engaged in the research, development, production and modification of manned and un-manned military weapons systems for the global strike, mobility and surveillance, and engagement markets, as well as related services. The Boeing Network & Space Systems segment is engaged in the research, development, production and modification of products and services to assist Boeing’s customers in transforming their operations, through network integration, information and cyber applications, command, control, communications, computers, intelligence, surveillance and reconnaissance space exploration and satellites. Boeing’s Global Services & Support segment sustains aircraft and systems through integrated logistics, including supply chain management and engineering support, maintenance, modification and upgrades for aircraft; and training systems and government services. The Boeing Capital Corporation segment facilitates, arranges, structures and provides financing solutions for Boeing’s commercial airplane customers, and arranges and structures financing solutions for Boeing’s government customers. Boeing engages in other business involving engineering, operations and technology, and intercompany items. Information filed by Boeing with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00442, or its CIK Code: 0000012927. Boeing’s website is http://www.boeing.com. Boeing’s common stock is listed on the New York Stock Exchange under the ticker symbol “BA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Boeing’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Boeing’s common stock on January 28, 2014 was $137.09. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$74.11	$56.18	$72.61
4/1/2010	6/30/2010	$75.59	$60.11	$62.75
7/1/2010	9/30/2010	$69.69	$60.76	$66.54
10/1/2010	12/31/2010	$71.66	$62.50	$65.26
1/3/2011	3/31/2011	$73.93	$66.40	$73.93
4/1/2011	6/30/2011	$79.95	$71.25	$73.93
7/1/2011	9/30/2011	$75.99	$57.41	$60.51
10/3/2011	12/30/2011	$74.29	$58.25	$73.35
1/3/2012	3/30/2012	$76.34	$72.56	$74.37
4/2/2012	6/30/2012	$77.27	$67.24	$74.30
7/2/2012	9/28/2012	$75.51	$69.38	$69.62
10/1/2012	12/31/2012	$76.20	$69.53	$75.36
1/2/2013	3/29/2013	$86.62	$73.65	$85.85
4/1/2013	6/28/2013	$104.08	$84.09	$102.44
7/1/2013	9/30/2013	$119.38	$101.47	$117.50
10/1/2013	12/31/2013	$138.36	$114.47	$136.49
1/2/2014*	1/28/2014*	$144.37	$136.65	$137.09

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Boeing’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Check Point Software Technologies Ltd.

According to publicly available information, Check Point Software Technologies Ltd. (“Check Point”) develops, markets and supports a range of software, as well as combined hardware, and software products and services for IT security and offers network and gateway security solutions, data and endpoint security solutions and management solutions. Check Point’s solutions operate under a unified security architecture that enables end-to-end security with a single line of unified security gateways and allows a single agent for all endpoint security. Check Point also provides a unified management which allows for deployment and centralized control and is supported by and reinforced with real-time security updates. Check Point’s products and services are sold to enterprises, service providers, small and medium sized businesses and consumers. Its Open Platform for Security (“OPSEC”) framework allows customers to extend the capabilities of its products and services with third-party hardware and security software applications. Check Point’s products are sold, integrated and serviced by a network of channel partners worldwide. Information filed by Check Point with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-28584, or its CIK Code: 0001015922. Check Point’s website is http://www.checkpoint.com. Check Point’s ordinary shares are listed on The NASDAQ Global Select Market under the ticker symbol “CHKP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Check Point’s ordinary shares, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Check Point’s ordinary shares on January 28, 2014 was $65.93. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$35.06	$31.98	$35.06
4/1/2010	6/30/2010	$36.23	$29.48	$29.48
7/1/2010	9/30/2010	$36.93	$29.17	$36.93
10/1/2010	12/31/2010	$46.26	$36.72	$46.26
1/3/2011	3/31/2011	$51.60	$44.55	$51.05
4/1/2011	6/30/2011	$56.85	$51.35	$56.85
7/1/2011	9/30/2011	$61.17	$48.78	$52.76
10/3/2011	12/30/2011	$60.17	$51.70	$52.54
1/3/2012	3/30/2012	$63.95	$50.90	$63.84
4/2/2012	6/30/2012	$64.52	$47.48	$49.59
7/2/2012	9/28/2012	$51.79	$44.28	$48.16
10/1/2012	12/31/2012	$48.01	$41.17	$47.64
1/2/2013	3/29/2013	$52.72	$46.50	$46.99
4/1/2013	6/28/2013	$51.43	$44.82	$49.68
7/1/2013	9/30/2013	$59.19	$49.78	$56.56
10/1/2013	12/31/2013	$64.52	$55.71	$64.52
1/2/2014*	1/28/2014*	$65.93	$63.30	$65.93

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Check Point’s ordinary shares from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (“Cisco”) designs, manufactures and sells Internet protocol-based networking products and other products related to the communications and information technology industry, and provides services associated with these products and their use. It provides a line of products for transporting data, voice, and video within buildings, across campuses and around the world. Cisco’s products are installed at enterprise businesses, public institutions, telecommunications companies, commercial businesses and personal residences. Cisco’s product offerings fall into eight categories: Switching, NGN Routing, Collaboration, Service Provider Video, Wireless, Security, Data Center, and Other Products. Cisco has five segments: United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan; The Emerging Markets segment consists of Eastern Europe, Latin America, the Middle East and Africa, and Russia and the Commonwealth of Independent States. Information filed by Cisco with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-18225, or its CIK Code: 0000858877. Cisco’s website is http://www.cisco.com. Cisco’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “CSCO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Cisco’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Cisco’s common stock on January 28, 2014 was $21.75. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$26.65	$22.47	$26.03
4/1/2010	6/30/2010	$27.57	$21.31	$21.31
7/1/2010	9/30/2010	$24.77	$20.05	$21.90
10/1/2010	12/31/2010	$24.51	$19.07	$20.23
1/3/2011	3/31/2011	$22.06	$17.00	$17.15
4/1/2011	6/30/2011	$18.07	$14.85	$15.61
7/1/2011	9/30/2011	$16.67	$13.73	$15.49
10/3/2011	12/30/2011	$19.12	$15.19	$18.08
1/3/2012	3/30/2012	$21.15	$18.66	$21.15
4/2/2012	6/30/2012	$21.20	$15.97	$17.17
7/2/2012	9/28/2012	$19.73	$15.14	$19.09
10/1/2012	12/31/2012	$20.39	$16.82	$19.65
1/2/2013	3/29/2013	$21.94	$20.30	$20.91
4/1/2013	6/28/2013	$24.82	$20.38	$24.31
7/1/2013	9/30/2013	$26.37	$23.31	$23.42
10/1/2013	12/31/2013	$23.99	$20.24	$22.45
1/2/2014*	1/28/2014*	$22.84	$21.75	$21.75

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Cisco’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

E. I. du Pont de Nemours and Company

According to publicly available information, E. I. du Pont de Nemours and Company (“DuPont”) offers a range of products and services for markets, including agriculture and food, building and construction, electronics and communications, general industrial and transportation. DuPont operates in eight segments: Agriculture, Electronics & Communications, Industrial Biosciences, Nutrition & Health, Performance Chemicals, Performance Materials, Safety & Protection, and Pharmaceuticals. DuPont also includes certain embryonic businesses, such as pre-commercial programs and non-aligned businesses in Other. Information filed by DuPont with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00815, or its CIK Code: 0000030554. DuPont’s website is http://www.dupont.com. DuPont’s common stock is listed on the New York Stock Exchange under the ticker symbol “DD.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for DuPont’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of DuPont’s common stock on January 28, 2014 was $59.57. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$38.77	$32.19	$37.24
4/1/2010	6/30/2010	$40.95	$34.09	$34.59
7/1/2010	9/30/2010	$45.67	$34.05	$44.62
10/1/2010	12/31/2010	$50.02	$44.42	$49.88
1/3/2011	3/31/2011	$55.98	$48.12	$54.97
4/1/2011	6/30/2011	$56.79	$49.34	$54.05
7/1/2011	9/30/2011	$55.84	$39.97	$39.97
10/3/2011	12/30/2011	$49.81	$38.49	$45.78
1/3/2012	3/30/2012	$53.56	$46.04	$52.90
4/2/2012	6/30/2012	$53.80	$47.02	$50.57
7/2/2012	9/28/2012	$52.24	$46.85	$50.27
10/1/2012	12/31/2012	$50.42	$41.95	$44.97
1/2/2013	3/29/2013	$49.92	$45.29	$49.16
4/1/2013	6/28/2013	$56.38	$48.59	$52.50
7/1/2013	9/30/2013	$60.44	$52.40	$58.56
10/1/2013	12/31/2013	$64.97	$56.94	$64.97
1/2/2014*	1/28/2014*	$64.02	$59.57	$59.57

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of DuPont’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Danaher Corporation

According to publicly available information, Danaher Corporation (“Danaher”) is engaged in the design, manufacture and marketing of professional, medical, industrial and commercial products and services. Danaher operates in five segments: Test & Measurement, Environmental, Life Sciences & Diagnostics, Dental and Industrial Technologies. The Test & Measurement segment offers electronic measurement instruments and monitoring, management and optimization tools for communications and enterprise networks and related services. Danaher’s Environmental segment is involved in water quality and retail/commercial petroleum. The water quality business provides instrumentation and disinfection systems to help analyze and manage the quality of ultra pure water, potable water, wastewater, groundwater and ocean water in residential, commercial, industrial and natural resource applications. The retail/commercial petroleum business provides products and services for the retail/commercial petroleum market including environmental monitoring and leak detection systems, vapor recovery equipment and fuel dispensers. The Life Sciences & Diagnostics segment provides analytical instruments, reagents, consumables, software and services that hospitals, physician’s offices, reference laboratories and other care settings use to diagnose disease and make treatment decisions. Danaher’s Dental segment provides a broad range of consumables, equipment and services for the dental market, which encompass the diagnosis, treatment and prevention of disease and ailments of the teeth, gums and supporting bone. Danaher’s Industrial Technologies segment designs and manufactures components and systems that are incorporated by original equipment manufacturers and systems integrators for sale into different applications and end-markets. Information filed by Danaher with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08089, or its CIK Code: 0000313616. Danaher’s website is http://www.danaher.com. Danaher’s common stock is listed on the New York Stock Exchange under the ticker symbol “DHR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Danaher’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Danaher’s common stock on January 28, 2014 was $75.21. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$40.44	$35.08	$39.96
4/1/2010	6/30/2010	$43.71	$37.12	$37.12
7/1/2010	9/30/2010	$41.45	$35.74	$40.61
10/1/2010	12/31/2010	$47.37	$39.72	$47.17
1/3/2011	3/31/2011	$51.96	$46.05	$51.90
4/1/2011	6/30/2011	$55.77	$51.14	$52.99
7/1/2011	9/30/2011	$55.05	$40.54	$41.94
10/3/2011	12/30/2011	$50.86	$40.42	$47.04
1/3/2012	3/30/2012	$56.00	$48.33	$56.00
4/2/2012	6/30/2012	$56.07	$49.82	$52.08
7/2/2012	9/28/2012	$55.66	$49.53	$55.15
10/1/2012	12/31/2012	$56.83	$51.41	$55.90
1/2/2013	3/29/2013	$62.65	$57.48	$62.15
4/1/2013	6/28/2013	$64.36	$58.05	$63.30
7/1/2013	9/30/2013	$70.49	$63.63	$69.32
10/1/2013	12/31/2013	$77.20	$67.14	$77.20
1/2/2014*	1/28/2014*	$78.53	$74.10	$75.21

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Danaher’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Emerson Electric Co.

According to publicly available information, Emerson Electric Co. (“Emerson”) is a global technology company. Emerson is organized into five business segments: Process Management, Industrial Automation, Network Power, Climate Technologies and Commercial and Residential Solutions. The Process Management segment provides measurement, control and diagnostic capabilities for automated industrial processes producing items such as foods, fuels, medicines and power. The Industrial Automation segment provides integrated manufacturing solutions. The Network Power segment provides power conditioning and reliability and environmental control to help keep telecommunication systems, data networks and other critical business applications continuously operating. The Climate Technologies segment provides products and services for household and commercial comfort as well as food safety and energy efficiency through air conditioning and refrigeration technology. The Commercial and Residential Solutions segment includes a range of tools for professionals and homeowners, home and commercial storage systems, and appliance solutions. Information filed by Emerson with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00278, or its CIK Code: 0000032604. Emerson’s website is http://www.gotoemerson.com. Emerson’s common stock is listed on the New York Stock Exchange under the ticker symbol “EMR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Emerson’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Emerson’s common stock on January 28, 2014 was $66.34. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$50.81	$41.54	$50.34
4/1/2010	6/30/2010	$53.62	$43.29	$43.69
7/1/2010	9/30/2010	$53.46	$43.40	$52.66
10/1/2010	12/31/2010	$58.68	$52.76	$57.17
1/3/2011	3/31/2011	$61.85	$56.35	$58.43
4/1/2011	6/30/2011	$60.81	$51.21	$56.25
7/1/2011	9/30/2011	$58.15	$41.31	$41.31
10/3/2011	12/30/2011	$52.25	$40.69	$46.59
1/3/2012	3/30/2012	$53.37	$47.15	$52.18
4/2/2012	6/30/2012	$52.67	$44.09	$46.58
7/2/2012	9/28/2012	$52.31	$44.03	$48.27
10/1/2012	12/31/2012	$53.25	$47.32	$52.96
1/2/2013	3/29/2013	$58.56	$54.21	$55.87
4/1/2013	6/28/2013	$59.36	$53.32	$54.54
7/1/2013	9/30/2013	$66.50	$55.19	$64.70
10/1/2013	12/31/2013	$70.26	$62.98	$70.18
1/2/2014*	1/28/2014*	$69.95	$65.26	$66.34

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Emerson’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Intel Corporation

According to publicly available information, Intel Corporation (“Intel”) designs and manufactures integrated digital technology platforms consisting of a microprocessor and chipset. The platforms are used in a range of applications, such as personal computers (“PCs”), servers, tablets, smartphones, automobiles, automated factory systems, and medical devices. These platforms are primarily sold to original equipment manufacturers, original design manufacturers, and industrial and communications equipment manufacturers in the computing and communications industries. Intel also develops and sells software and services primarily focused on security and technology integration. It operates in two reportable operating segments: PC Client Group and Data Center Group; six other Intel architecture operating segments: Intel Systems Group, Intel Mobile Communications, Netbook Group, Tablet Group, Phone Group, and Service Provider Group and three software and service operating segments: McAfee, Wind River Software Group and Software and Services Group. The PC Client Group offers products that are incorporated into notebook and desktop computers for consumers and businesses. The Data Center Group offers products that are incorporated into servers, storage, workstations, and other products that help make up the infrastructure for high-performance computing, mission-critical computing, and cloud computing services. The other Intel architecture operating segments offer products designed to be used in the mobile communications, embedded, netbook, tablet, and smartphone market segments. The software and services operating segments include software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security from Intel’s McAfee business. All other Intel operations include the Non-Volatile Memory Solutions Group, which produces NAND flash memory products for use in a variety of devices. Information filed by Intel with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06217, or its CIK Code: 0000050863. Intel’s website is http://www.intel.com. Intel’s common stock is listed on the NASDAQ Exchange and NASDAQ Stock Exchange Global Select Market under the ticker symbol “INTC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Intel’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Intel’s common stock on January 28, 2014 was $24.90. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$22.68	$19.01	$22.26
4/1/2010	6/30/2010	$24.21	$19.45	$19.45
7/1/2010	9/30/2010	$21.78	$17.72	$19.23
10/1/2010	12/31/2010	$21.91	$18.87	$21.03
1/3/2011	3/31/2011	$22.14	$19.82	$20.17
4/1/2011	6/30/2011	$23.87	$19.49	$22.16
7/1/2011	9/30/2011	$23.23	$19.20	$21.33
10/3/2011	12/30/2011	$25.66	$20.62	$24.25
1/3/2012	3/30/2012	$28.19	$24.54	$28.11
4/2/2012	6/30/2012	$29.18	$25.04	$26.65
7/2/2012	9/28/2012	$26.88	$22.51	$22.68
10/1/2012	12/31/2012	$22.84	$19.36	$20.63
1/2/2013	3/29/2013	$22.68	$20.23	$21.85
4/1/2013	6/28/2013	$25.47	$20.94	$24.22
7/1/2013	9/30/2013	$24.24	$21.90	$22.92
10/1/2013	12/31/2013	$25.96	$22.48	$25.96
1/2/2014*	1/28/2014*	$26.67	$24.72	$24.90

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Intel’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Ingersoll-Rand plc

According to publicly available information, Ingersoll-Rand plc (“Ingersoll”), along with its subsidiaries, is a diversified, global company that provides products, services and solutions to enhance the quality of air in homes and buildings, transports and protects food and perishables, secures homes and commercial properties, and enhances industrial productivity. Ingersoll operates through four segments: Climate Solutions, Residential Solutions, Industrial Technologies and Security Technologies. The Climate Solutions segment delivers refrigeration and heating, ventilation and air conditioning (“HVAC”) solutions worldwide. Ingersoll’s Residential Solutions segment offers products, including mechanical and electronic locks, HVAC systems, indoor air quality solutions, advanced controls, portable security systems and remote home management, to homeowners throughout North America and parts of South America. The Industrial Technologies segment offers its global customers a range of products, including compressed air systems, tools, pumps, fluid handling systems, golf and utility vehicles in addition to micro turbines. The Security Technologies segment offers solutions that include electronic and biometric access control systems and software, locks and locksets, door closers, exit devices, steel doors and frames, portable security devices, decorative hardware, cabinet hardware, as well as time, attendance and personnel scheduling systems. Ingersoll generates revenue primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include brand names, such as Club Car, Hussmann, Ingersoll-Rand, Schlage, Thermo King and Trane. Information filed by Ingersoll with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34400, or its CIK Code: 0001466258. Ingersoll’s website is http://company.ingersoll-rand.com. Ingersoll’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “IR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Ingersoll’s ordinary shares, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Ingersoll’s ordinary shares on January 28, 2014 was $59.08. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$29.94	$24.95	$27.83
4/1/2010	6/30/2010	$31.94	$27.53	$27.53
7/1/2010	9/30/2010	$30.45	$25.97	$28.50
10/1/2010	12/31/2010	$37.80	$28.66	$37.59
1/3/2011	3/31/2011	$39.14	$35.50	$38.56
4/1/2011	6/30/2011	$41.57	$34.17	$36.25
7/1/2011	9/30/2011	$37.56	$21.85	$22.42
10/3/2011	12/30/2011	$27.28	$21.14	$24.32
1/3/2012	3/30/2012	$33.23	$25.43	$33.01
4/2/2012	6/30/2012	$35.55	$30.84	$33.67
7/2/2012	9/28/2012	$37.45	$31.56	$35.77
10/1/2012	12/31/2012	$39.01	$35.36	$38.28
1/2/2013	3/29/2013	$45.07	$39.08	$43.91
4/1/2013	6/28/2013	$46.71	$41.69	$44.32
7/1/2013	9/30/2013	$52.60	$44.45	$51.83
10/1/2013	12/31/2013	$61.77	$50.09	$61.60
1/2/2014*	1/28/2014*	$62.88	$58.11	$59.08

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Ingersoll’s ordinary shares from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a financial services firm. JPMorgan’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with United States branches, and Chase Bank USA, National Association, a national banking association that is its credit card-issuing bank. JPMorgan’s principal non-bank subsidiary is J.P. Morgan Securities LLC, its United States investment banking firm. JPMorgan’s activities are organized into four major reportable business segments, as well as a Corporate/Private Equity segment. JPMorgan’s consumer business is the Consumer & Community Banking segment. The Corporate & Investment Bank, Commercial Banking, and Asset Management segments comprise JPMorgan’s wholesale businesses. Consumer & Community Banking serves consumers and businesses through personal service at bank branches and through ATMs, online, mobile and telephone banking. The Corporate & Investment Bank offers a broad suite of investment banking, market-making, prime brokerage, and treasury and securities products and services to a global client base of corporations, investors, financial institutions, government and municipal entities. Commercial Banking delivers extensive industry knowledge, local expertise and dedicated service to U.S. and U.S. multinational clients, including corporations, municipalities, financial institutions and non-profit entities. Asset Management offers investment management across all major asset classes including equities, fixed income, alternatives and money market funds. The Corporate/Private Equity segment comprises Private Equity, Treasury, Chief Investment Office, and Other Corporate activities. Information filed by JPMorgan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. JPMorgan’s website is http://www.jpmorganchase.com. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for JPMorgan’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of JPMorgan’s common stock on January 28, 2014 was $55.74. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$45.02	$37.70	$44.75
4/1/2010	6/30/2010	$47.81	$36.61	$36.61
7/1/2010	9/30/2010	$41.64	$35.63	$38.07
10/1/2010	12/31/2010	$42.67	$36.96	$42.42
1/3/2011	3/31/2011	$48.00	$43.40	$46.10
4/1/2011	6/30/2011	$47.64	$39.49	$40.94
7/1/2011	9/30/2011	$42.29	$29.27	$30.12
10/3/2011	12/30/2011	$37.02	$28.38	$33.25
1/3/2012	3/30/2012	$46.27	$34.91	$45.98
4/2/2012	6/30/2012	$46.13	$31.00	$35.73
7/2/2012	9/28/2012	$41.57	$33.90	$40.48
10/1/2012	12/31/2012	$44.53	$39.29	$43.97
1/2/2013	3/29/2013	$51.00	$44.57	$47.46
4/1/2013	6/28/2013	$55.62	$46.64	$52.79
7/1/2013	9/30/2013	$56.67	$50.32	$51.69
10/1/2013	12/31/2013	$58.48	$50.75	$58.48
1/2/2014*	1/28/2014*	$59.49	$55.09	$55.74

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of JPMorgan’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Oracle Corporation

According to publicly available information, Oracle Corporation (“Oracle”) is an enterprise software company which develops, manufactures, markets, distributes and services database and middleware software, applications software and hardware systems. Oracle operates in three business segments: Software, Hardware Systems and Services. Oracle’s Software business consists of two operating segments: New Software Licenses and Cloud Software Subscriptions, which includes database, middleware and applications software licenses, as well as cloud software subscriptions that provide access to a broad range of Oracle’s software offerings; and Software License Updates and Product Support, which provide customers with rights to unspecified software product upgrades, maintenance releases, security patches, internet and telephone access to technical support personnel, as well as internet access to technical content through “My Oracle Support.” Oracle’s Hardware Systems business consists of two operating segments: Hardware Systems Products, which include servers and storage products, networking components, operating systems and other hardware-related software; and Hardware Systems Support which provide customers with hardware updates, product repairs, maintenance services and technical support services. Oracle’s Services business consists of three operating segments: Consulting, which is designed to help Oracle’s customers more successfully deploy its products; Managed Cloud Services, which is designed to provide multi-featured software and hardware management and maintenance services to its customers; and Education Services, which provides training to customers, partners and employees. Information filed by Oracle with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-51788, or its CIK Code: 0001341439. Oracle’s website is http://www.oracle.com. Oracle’s common stock is listed on the New York Stock Exchange under the ticker symbol “ORCL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Oracle’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Oracle’s common stock on January 28, 2014 was $37.10. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$26.04	$23.06	$25.71
4/1/2010	6/30/2010	$26.48	$21.46	$21.46
7/1/2010	9/30/2010	$27.49	$21.55	$26.85
10/1/2010	12/31/2010	$31.76	$26.90	$31.30
1/3/2011	3/31/2011	$33.68	$30.20	$33.43
4/1/2011	6/30/2011	$36.37	$30.80	$32.91
7/1/2011	9/30/2011	$34.09	$24.78	$28.74
10/3/2011	12/30/2011	$33.69	$25.51	$25.65
1/3/2012	3/30/2012	$30.24	$25.87	$29.16
4/2/2012	6/30/2012	$29.71	$25.61	$29.70
7/2/2012	9/28/2012	$33.10	$28.82	$31.46
10/1/2012	12/31/2012	$34.09	$29.58	$33.32
1/2/2013	3/29/2013	$36.34	$31.25	$32.33
4/1/2013	6/28/2013	$35.10	$29.96	$30.71
7/1/2013	9/30/2013	$34.05	$30.10	$33.17
10/1/2013	12/31/2013	$38.26	$32.19	$38.26
1/2/2014*	1/28/2014*	$38.41	$36.49	$37.10

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Oracle’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

The PNC Financial Services Group, Inc.

According to publicly available information, The PNC Financial Services Group, Inc. (“PNC”) is a diversified financial services company. PNC has businesses engaged in: Retail Banking, Corporate and Institutional Banking, Asset Management and Residential Mortgage Banking. It provides many of its products and services nationally and others in its primary geographic markets. PNC also provides certain investment services internationally. The Retail Banking segment provides deposit, lending, brokerage, trust, investment management and cash management services to consumer and small business customers within its primary geographic markets. The Corporate and Institutional Banking segment provides lending, treasury management and capital markets-related products and services to corporations, government and not-for-profit entities. The Asset Management Group includes personal wealth management for high net-worth and ultra high net worth clients and institutional asset management. The Residential Mortgage Banking segment directly originates primarily first lien residential mortgage loans on a nationwide basis and also originates loans through joint venture partners. As a diversified revenue strategy, PNC also hold an equity investment in BlackRock, Inc. (BlackRock). BlackRock is a publicly traded investment management firm that manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds. Falling outside of the core business strategy, PNC also has a Non-Strategic Assets Portfolio which they obtained through the acquisition of other companies. The Non-Strategic Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages and residential construction loans. Information filed by PNC with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09718, or its CIK Code: 0000713676. PNC’s website is http://www.pnc.com. PNC’s common stock is listed on the New York Stock Exchange under the ticker symbol “PNC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for PNC’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of PNC’s common stock on January 28, 2014 was $81.24. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$59.96	$50.75	$59.70
4/1/2010	6/30/2010	$69.64	$56.50	$56.50
7/1/2010	9/30/2010	$62.74	$50.36	$51.91
10/1/2010	12/31/2010	$61.57	$51.32	$60.72
1/3/2011	3/31/2011	$64.94	$59.99	$62.99
4/1/2011	6/30/2011	$64.13	$56.61	$59.61
7/1/2011	9/30/2011	$60.89	$42.98	$48.19
10/3/2011	12/30/2011	$58.57	$46.24	$57.67
1/3/2012	3/30/2012	$64.70	$57.11	$64.49
4/2/2012	6/30/2012	$67.33	$56.84	$61.11
7/2/2012	9/28/2012	$66.78	$57.37	$63.10
10/1/2012	12/31/2012	$64.95	$53.69	$58.31
1/2/2013	3/29/2013	$66.80	$59.45	$66.50
4/1/2013	6/28/2013	$73.63	$63.75	$72.92
7/1/2013	9/30/2013	$77.65	$72.24	$72.45
10/1/2013	12/31/2013	$78.20	$70.87	$77.58
1/2/2014*	1/28/2014*	$84.21	$76.60	$81.24

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of PNC’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

SBA Communication Corporation

According to publicly available information, SBA Communications Corporation (“SBA”) is an independent owner and operator of wireless communication towers. SBA’s operations are focused primarily in the United States, but SBA also owns and operates towers in Canada, Central America and South America. SBA focuses on two main business lines: site leasing and site development. SBA’s site leasing business, the company’s primary concentration, focuses on the leasing of antenna space on multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Site leasing revenues are received primarily from wireless service provider tenants. SBA expands its tower portfolio through the construction of new towers and through the acquisition of towers from third parties. In constructing new towers, SBA builds new towers for wireless service providers at locations that the service providers have identified while retaining ownership of the tower and the exclusive right to co-locate additional tenants on the tower. Information filed by SBA with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-30110, or its CIK Code: 0001034054. SBA’s website is http://www.sbasite.com. SBA’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SBA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for SBA’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of SBA’s common stock on January 28, 2014 was $89.93. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$36.74	$31.79	$36.07
4/1/2010	6/30/2010	$36.97	$31.40	$34.01
7/1/2010	9/30/2010	$40.30	$33.23	$40.30
10/1/2010	12/31/2010	$40.96	$36.86	$40.94
1/3/2011	3/31/2011	$44.26	$36.94	$39.68
4/1/2011	6/30/2011	$40.22	$36.58	$38.19
7/1/2011	9/30/2011	$39.88	$32.82	$34.48
10/3/2011	12/30/2011	$42.96	$33.38	$42.96
1/3/2012	3/30/2012	$50.81	$43.10	$50.81
4/2/2012	6/30/2012	$57.45	$49.69	$57.05
7/2/2012	9/28/2012	$62.90	$56.15	$62.90
10/1/2012	12/31/2012	$71.02	$62.45	$71.02
1/2/2013	3/29/2013	$73.32	$67.45	$72.02
4/1/2013	6/28/2013	$80.85	$71.50	$74.12
7/1/2013	9/30/2013	$80.46	$71.63	$80.46
10/1/2013	12/31/2013	$91.82	$77.10	$89.84
1/2/2014*	1/28/2014*	$92.78	$87.81	$89.93

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of SBA’s common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Tyco International Ltd.

According to publicly available information, Tyco International Ltd. (“Tyco”) is a provider of security products and services, fire detection and suppression products and services and life safety products across commercial, industrial, retail, institutional and governmental markets, as well as non-U.S. residential and small business markets. Tyco operates in the following three operating segments: North America Installation & Services, Rest of World Installation & Services and Global Products. Tyco’s North America Installation & Services segment designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, institutional and governmental customers in North America. Tyco’s Rest of World Installation & Services segment designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, residential, small business, institutional and governmental customers in the Rest of World regions. Tyco’s Global Products segment designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide, including products installed and serviced by the North America and Rest of World Installation & Service segments. Information filed by Tyco with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13836, or its CIK Code: 0000833444. Tyco’s website is http://www.tyco.com. Tyco’s common shares are listed on the New York Stock Exchange under the ticker symbol “TYC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Tyco’s common shares, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Tyco’s common shares on January 28, 2014 was $39.95. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$18.79	$16.68	$18.79
4/1/2010	6/30/2010	$19.92	$17.20	$17.31
7/1/2010	9/30/2010	$19.55	$16.92	$18.05
10/1/2010	12/31/2010	$20.79	$17.88	$20.36
1/3/2011	3/31/2011	$23.25	$20.71	$22.00
4/1/2011	6/30/2011	$25.71	$22.23	$24.29
7/1/2011	9/30/2011	$24.61	$18.58	$20.02
10/3/2011	12/30/2011	$23.56	$19.28	$22.95
1/3/2012	3/30/2012	$27.60	$23.51	$27.60
4/2/2012	6/30/2012	$28.29	$24.83	$25.97
7/2/2012	9/28/2012	$28.47	$25.05	$27.64
10/1/2012	12/31/2012	$29.48	$26.50	$29.25
1/2/2013	3/29/2013	$32.34	$29.77	$32.00
4/1/2013	6/28/2013	$34.50	$30.70	$32.95
7/1/2013	9/30/2013	$35.91	$32.93	$34.98
10/1/2013	12/31/2013	$41.21	$34.20	$41.04
1/2/2014*	1/28/2014*	$41.38	$39.40	$39.95

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Tyco’s common shares from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

United Technologies Corporation

According to publicly available information, United Technologies Corporation (“United Technologies”) provides technology products and services to the building systems and aerospace industries. United Technologies operating units include businesses with operations throughout the world. It customers include companies in the commercial, government infrastructure and residential property sectors worldwide. It operates in five segments: Otis; UTC Climate, Controls & Security; Pratt & Whitney; UTC Aerospace Systems; and Sikorsky. Otis is a provider of elevators, escalators, moving walkways and service. UTC Climate, Controls & Security provides heating, ventilating, air conditioning and refrigeration systems, controls, services and energy-efficient products for residential, commercial, industrial and transportation applications, and fire and special hazard detection and suppression systems, firefighting equipment, security, monitoring and rapid response systems and service, and security personnel services. Pratt & Whitney provides commercial, military, business jet and general aviation aircraft engines, auxiliary power units, and parts and services. UTC Aerospace Systems is a provider of aerospace products and aftermarket services, including electric power generation, management and distribution systems, flight control systems, engine control systems, intelligence, surveillance and reconnaissance systems, among others. Sikorsky is a provider of military and commercial helicopters, aftermarket helicopter, and aircraft parts and services. Information filed by United Technologies with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812, or its CIK Code: 0000101829. United Technologies’ website is http://www.utc.com. United Technologies’ common stock is listed on the New York Stock Exchange under the ticker symbol “UTX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for United Technologies’ common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of United Technologies’ common stock on January 28, 2014 was $113.86. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$74.13	$65.40	$73.61
4/1/2010	6/30/2010	$76.93	$63.22	$64.91
7/1/2010	9/30/2010	$73.39	$64.29	$71.23
10/1/2010	12/31/2010	$79.52	$70.53	$78.72
1/3/2011	3/31/2011	$85.21	$78.33	$84.65
4/1/2011	6/30/2011	$90.00	$81.70	$88.51
7/1/2011	9/30/2011	$91.39	$67.44	$70.36
10/3/2011	12/30/2011	$79.83	$69.36	$73.09
1/3/2012	3/30/2012	$86.89	$73.90	$82.94
4/2/2012	6/30/2012	$82.73	$70.88	$75.53
7/2/2012	9/28/2012	$82.45	$71.84	$78.29
10/1/2012	12/31/2012	$83.17	$74.65	$82.01
1/2/2013	3/29/2013	$93.59	$83.55	$93.43
4/1/2013	6/28/2013	$97.55	$91.05	$92.94
7/1/2013	9/30/2013	$112.00	$93.80	$107.82
10/1/2013	12/31/2013	$113.80	$102.76	$113.80
1/2/2014*	1/28/2014*	$116.12	$111.80	$113.86

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 28, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of United Technologies’ common stock from January 3, 2000 through January 28, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the ROS product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying basket. If your Securities are so treated, subject to the discussion below with respect to “constructive ownership transactions” and “passive foreign investment companies”, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (otherwise, such gain or loss would be short term capital gain or loss if held for one year or less) upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment as described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-49 of the ROS product supplement.

It is possible that the Internal Revenue Service could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the Issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

Further, we will not attempt to ascertain whether the issuer of any basket equity would be treated as a “passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that the issuer of any basket equity were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply (including possible treatment of the Securities, in whole or in part, as a constructive ownership transaction, as discussed below). You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of a basket equity are or become a passive foreign investment company.

A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “pass-thru entities” (including regulated investment companies, real estate investment trusts and PFICs). Under the “constructive ownership” rules, if an investment in Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-47 of the ROS product supplement) in respect of a Security would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). Although the matter is not clear, there exists a risk that an investment in Securities that are linked to the underlying basket that contains shares in one or more PFICs could be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the ROS product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own ”specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders. If you are not a United States holder, subject to Section 871(m) and “FATCA” (discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status (by providing a fully completed and duly executed applicable Internal Revenue Service Form W-8). Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We will not attempt to ascertain whether the issuer of any basket equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of a basket equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the basket equities as United States real property holding corporations and the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under recently proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference U.S. stocks (including certain basket equities) may be treated as dividend equivalents that are subject to U.S. withholding tax. Under these proposed regulations, withholding may be required even in the absence of any actual dividend-related payment or adjustment made pursuant to the terms of the instrument. However, if finalized in their current form, the proposed regulations would not impose a withholding tax on dividend equivalent payments that are made on such equity-linked instruments prior to January 1, 2016. Nevertheless, if we (or the applicable paying agent) are required to withhold, we (or the applicable paying agent) would be entitled to do so without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisers about the application of FATCA, in particular, if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax adviser regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX (INCLUDING NON-US TAX) CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. The Securities will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. The Agents intend to resell the offered Securities at the original issue price to the public. The Agents may resell the Securities to securities dealers (“Dealers”) at a discount from the original issue price to the public up to the underwriting discount indicated on the cover of this pricing supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 7 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this pricing supplement.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.